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[Logo of KPMG appears here]



The Board of Directors
Dauphin Deposit Corporation

Re: Registration Statement Form S-8 (Dauphin Deposit Corporation 1995 Stock Incentive Plan)

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 14, 1995 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                                    /s/ KPMG Peat Marwick LLP
                                                    KPMG Peat Marwick LLP


Harrisburg, Pennsylvania
May 31, 1995






                                  Exhibit 15